Exhibit 99.3
Final Transcript
Conference Call Transcript
GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Event Date/Time: Feb 15, 2011 / 03:30PM GMT

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
CORPORATE PARTICIPANTS
Thomas D’Arcy
Grubb & Ellis — President, CEO
Mike Rispoli
Grubb & Ellis — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Will Marks
JMP Securities — Analyst
Brandon Dobell
William Blair & Company — Analyst
Ed Antoian
Chartwell Invest Partners L.P. — Analyst
Ned Smith
North River Capital — Analyst
Daniel Cordello
Denver Equity — Analyst
PRESENTATION
Operator
Good morning, and welcome to the Fourth Quarter and 2010 Full Year Earnings Conference Call for Grubb & Ellis Company. Today’s call is being webcast and will be archived and available for replay in the Investor Relations section of the Company’s Website.
Please turn to slide one. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include assumptions regarding expectations or estimates of future financial and operating results or events, industry and market trends, and other market opportunities for Grubb & Ellis.
The information in this presentation discusses the state of Grubb & Ellis’ business as of the date of the presentation, except to the extent required by applicable securities laws. Grubb & Ellis does not assume any obligation to update or correct any information you may hear today. Please refer to the Company’s annual report on form 10KA for the fiscal year ending December 31, 2009, the Company’s quarterly reports on form 10Q for the three months ended March 31, 2010; June 30, 2010; and September 30, 2010; and the current report on form 8K, filed on February 10, 2011; and other filings with the Securities and Exchange Commission for a discussion of risk factors or uncertainties that could cause actual results to differ materially from the comments made today. At this time, I’d like to turn the call over to Mr. Thomas D’Arcy, President and Chief Executive Officer, for opening remarks. Please go ahead, sir.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Well, thank you, Operator, and good morning, everyone. We certainly appreciate you joining us today to discuss our 2010 fourth quarter and full-year results. With me on the call today is Mike Rispoli, as you know, our Chief Financial Officer. And Mike and I certainly look forward to taking all your questions following a few prepared remarks.
Let me begin with just a brief overview of the fourth-quarter results. So I direct you to slide two. In the fourth quarter of 2010, the Company generated revenue of $163.5 million. This is approximately 10% higher than the $148 million we generated for the fourth quarter of 2009. The majority of the growth came from our Transaction Services business. Transaction Services had a very strong year, as well as a strong quarter, and had a 45% revenue increase.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
When you look at the increase, it was largely attributable to investments we made in talent over the two-plus years, adding brokers to the platform, as well as the additions we made in our service offerings, and, obviously, the overall improvement in market conditions.
So our expectation is that this top-line growth will continue, especially as the new brokers whom we’ve added to the platform accelerate their production; and also the service lines we’ve added begin to add to EBITDA; and, obviously, as the commercial real estate market continues to strengthen. So, although we are generally pleased with the revenue performance, we know we have more work to do to translate this revenue into sustained profitability.
For the year, the Company reported negative adjusted EBITDA of $19.7 million. And, again, although we made incremental progress throughout the year and had breakeven adjusted EBITDA for the quarter, this is far from where we need to be.
Simply put, we know we must translate revenue into profit. And, as both Mike and I will discuss, we’ve taken a number of actions, including certain organizational changes, to assure that this happens. Before I address the financial performance in greater detail, I would like to recap some of the 2010 accomplish, which we believe have positioned the Company for improved future results.
So, as you see, in slide three, during the year, as we’ve discussed in detail, we did invest in talent, adding brokers to the platform. We’ve also expanded our service offerings, which we’ll discuss in detail on this call. We strengthened our geographic reach. We’ve also repositioned our Investment Management business for future profitability.
Our Management Service business ended the year with 255 million square feet of property under management. This is up from 241 million square feet a year ago. As I’ve mentioned on previous calls, the business has experienced a mix in revenue throughout 2010.
In 2010, in this segment, we added six new corporate-outsourcing relationships, and renewed or expanded the work we do for an additional 14 clients. By way of example, during the fourth quarter, a Fortune 100 financial-services provider selected us to manage their more than 10 million square foot US real estate portfolio. This assignment actually includes both facilities, as well as project management, and was one of the largest corporate outsourcing contracts awarded to any real estate services provider during 2010. So, great work by the FM team on this particular contract.
Also, Arthur Gallagher, who has been a long-term client of ours for which we provide transaction management and lease administration, awarded us a five-year contract extension. Now, our goal in this business has always been to differentiate our outsourcing business, really, in two ways — through service and value-added solutions. And we believe that these high-profile assignments, as well as our recently announced alliance with Manhattan Software, which we’re incredibly excited about, will help deepen this distinction.
As I mentioned, Transaction Services had a solid year. They saw a solid growth in revenue throughout all of 2010. Leasing was up 25% and sales increased to 92%. We believe both of these are in line with industry trends. From our view, this signals that Grubb & Ellis is capturing its share of the improving commercial real estate market.
You’ll see some of our more notable transactions for the quarter on slide four. During the year, we recruited 122 senior-level professionals into the organization. We expanded the platform by entering the debt-and-equity and valuation businesses. And, actually, our Debt practice, currently, is staffed with 16 highly experienced professionals located in key markets throughout the country. And Grubb & Ellis Landauer Valuation begins 2011 with a presence in 24 markets.
We also expanded our geographic footprint by opening Company-owned offices in San Diego and Phoenix, Cincinnati, as well as acquiring our affiliates in Las Vegas and Central Florida. The transaction in Central Florida added offices in Orlando, Tampa and Melbourne.
The Investment Management business, which we’ve discussed throughout the year, struggled for the first three quarters of 2010. But we really feel like it ended the year on pretty solid footing. Grubb & Ellis Healthcare REIT II had an average daily equity raise of nearly $1 million in December; clearly above the $800,000 daily average we believe represents the breakeven point for this business. So the non-traded REITs begin 2011 in a strong position — has a portfolio of 25 properties valued at nearly $200 million, compared to the end of 2009, when we were really just beginning to raise equity for the Company.
So, from my perspective, the progress that we’ve made during this year makes us a better, more competitive company. As we being to achieve consistent profitability, we believe fundamentally that our position as a domestically focused, full-service commercial real estate company that is responsive to market dynamics and has an intense focus on our clients’ real estate needs will put us in a really, really strong position for future growth.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Turning to slide five, let me just walk you through a change that we announced in our Reporting segment. And that’s a new segment that includes the majority of the legacy Triple Net business. The addition of this business segment follows our announcement last week of the creation of Daymark Realty Advisors. Daymark will be a wholly owned by separately managed subsidiary that will specialize in managing tenant-in-common programs. There are numerous benefits to this action, including allowing us to focus on our core businesses, and also providing greater clarity into our financial reporting.
The Company’s managed tenant-in-common portfolio resulted from the 2007 merger between Grubb & Ellis and Triple Net Realty Advisors. So Daymark was created to manage this portfolio. It’s a large portfolio. It includes 8,700 multifamily units and 33 million square feet of commercial properties. In addition, Daymark has engaged FBR Capital Markets as its financial advisor to help seek strategic opportunities, as well as help bring capital to the highly undercapitalized tenant-in-common industry.
Leading the Daymark team is Steve Shipp. Steve’s a 20-year veteran of the asset-management and structured-finance businesses — deep experience in [workout] situations. Steve, most recently, was Executive Vice President and Portfolio Management for Grubb & Ellis Realty Advisors. So, with that, let me pause. I’m going to turn the call over to Mike. And Mike’s going to provide a detailed review of the financials both for the year and for the quarter. Michael?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Thanks, Tom. Good morning, everyone. As you’ll see on slide six, Grubb & Ellis reported full-year revenue for 2010 of $575.5 million, up 9% compared with 2009. For the fourth quarter, the Company reported a net loss of $10.7 million, up $0.21 per common share, compared with net income of $16.8 million, or $0.11 per common share for the fourth quarter of 2009.
The Company had $25.4 million of non-recurring gains in the fourth quarter of 2009. For all of 2010, the Company reported a net loss of $66.8 million, or $1.21 per share. The prior-year net loss was $78.8 million, or $1.27 per common share.
For the 2010 full year, the Company reported adjusted EBITDA of negative $19.7 million, compared with negative $24 million in 2009. For 2010, we improved Transaction Services EBITDA by $10 million, and reduced corporate-overhead expenses by $10 million. This $20 million improvement in year-over-year adjusted EBITDA was largely offset by declines in our investment-management segments of $13 million, and the net effect of investments in new-business initiatives. The reconciliation of the GAAP numbers to adjusted EBITDA can be found in table three, accompanying the release.
Our segment-revenue performance is outlined on slide seven. Transaction Services revenue was $79.4 million in the fourth quarter and $236.2 million for the year, which represents a 45% improvement over the year-ago quarter. On a year-over-year basis, TS revenue grew 36%. For the quarter, sales revenue was up 96% and represented 28% of the segment’s total revenue, while leasing revenue increased 36% and represented 61% of the total revenue.
For the year, sales revenue was up 92%, and leasing, 25%. Sales represented 26% of the total segment revenue for the year, and leasing, 63% of the total. As I already mentioned, these revenue gains drove a $10 million EBITDA improvement in our TS business year over year. This improvement included $3 million in startup losses associated with investments in our various growth initiatives; a $3 million decline, reflecting a reduction in gross-margin percentage, which was primarily due to broker sales mix; and $3 million of non-recurring expenses.
Revenue from our Management Services segment was $66.7 million in the fourth quarter. For the full year, the segment generated revenue of $274.6 million. Management Services revenue was down from the fourth quarter of 2009, but flat for the entire year. This business continues to provide steady operating results for the Company, as square feet under management grew approximately 6% year over year, despite the loss of two significant Facilities Management assignments.
As Tom mentioned, we have further segmented our Investment Management business into Investment Management and Daymark. If you could, turn to slide nine. As of December 31, cash and cash equivalents stood at $30.9 million, compared with $19.6 million at September 30th. The increasing cash from the end of the third quarter was the result of an $8 million payment from HDA and working-capital improvements. From a balance-sheet perspective, Grubb & Ellis sold one of the two remaining assets held for investment on its balance sheet prior to year end, which reduced the amount of non-recourse debt on the Company’s balance sheet by $37 million.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Additionally, in the first quarter of 2011, we sold a note we held from the former Grubb & Ellis Apartment REIT to a third party for $6.1 million in net proceeds. We are confident that the cash on our balance sheet at year end plus the cash from the sale of the apartment note provides us with sufficient working capital to execute our business plan throughout 2011.
While we do not provide specific earnings guidance, please note that the first quarter of each year is seasonally the Company’s weakest quarter, as revenue builds throughout the year. Overall, we expect the first half of the year to be negative from an adjusted-EBITDA perspective, with the Company generating positive EBITDA in the second half of the year.
For 2011, we expect to see continued growth in sales and leasing, in line with marketing expectations, steady performance from the Management Services segment at the bottom line, and continued growth in the non-traded REIT business.
We expect to wind down or sell business that, in the aggregate, lost $3 million in 2010. And, additionally, we expect our growth initiatives to generate positive EBITDA in 2011. With that, I’ll turn the call back to Tom.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Well, thanks, Michael. This call actually marks my first anniversary as President and Chief Executive Officer of the Company. When I look back on the year, certainly a lot has changed not only within our industry, but also at Grubb & Ellis.
If you turn to slide 10, from a market perspective, last year at this time, the commercial real estate industry was emerging from — probably from the deepest downturn in our lifetime. Vacancy rates peaked in the first half of 2010, we believe, for all major property types. And investment sales had just begun to recover from the unbelievably historically low levels that we experienced in 2008 and 2009. Investors slowly returned to the market, seeking to take advantage of the distressed, which was prevalent in the marketplace at the time.
I think as we enter 2011, our expectation is that the leasing market is going to continue to gain momentum as the economy continues to strengthen and job growth, hopefully, accelerates. We also expect to see an increase in investment-sales activity. Our expectation is that investors are encouraged by the improvement they’re seeing in leasing and overall market conditions. As we know from our debt-and-equity guides, liquidity is clearly returning to the market from a wide variety of lenders.
When we spoke a year ago, we outlined our goals of investing in the business as part of an overall plan to build and sustain profitability. I view these investments as exceedingly positive. In fact, they [did] drive our top-line growth. But now, clearly, we need to improve the margins across all of our businesses. We believe we will be aided in this by the restructuring of the operations that Michael spoke about, as well as the improvement in overall cost structure of the Company.
I’d refer you to slide 11 — in this regard, we have begun to make progress in containing operating costs and cutting overall operating costs by more than $10 million, as well as exiting unprofitable businesses. We must also continue to look for additional ways to increase efficiencies while we work towards sustained profitability and long-term growth.
In our Investment Management business, we disengaged from our Apartment REIT, as well as from our private-client businesses, in order to focus on our Healthcare REIT, which I consider a very attractive investment product. During the year, we signed Danny Prosky. Danny is one of the industry’s leading experts in healthcare. We signed Danny to a long-term contract as President of Grubb & Ellis Healthcare REIT II. And we’re awful glad to have him. We also implemented a number of personnel changes, including replacing the head of our Sales organization, as well as strengthening our overall sales force.
The steps we have taken during the year have lowered the breakeven point for each of our segments, even as we have invested in certain growth initiatives. And we’ll continue to position these businesses for future growth. In our Real Estate Services business, just last week, we implemented a restructuring designed to better leverage the talent and empower those leaders who have demonstrated the ability to drive this Company forward.
Jack Van Berkel, who has led the efforts to build this business over the past three years, will continue to run Real Estate Services. Jack’s done a terrific job with building this platform and recruiting top talent. And he will continue to lead our strategic efforts going forward, with a renewed focus and energy on business development.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
The new business-line leaders will report to Jack and have full responsibility for driving P&L and growth within their respective businesses. Their focus will be on going to market as one company, which is key for our success here at Grubb & Ellis; and also providing the clients with seamless service in all that we do. We see this as critical to the next phase of growth.
As we move forward, we’ve got to continue to make opportunistic investments to enhance our offerings, but also to execute on our top 50 geographic markets. However, to be clear — 2011 — our sole focus is going to be to deliver consistent profitability in each of these core businesses and, obviously, for the Company overall.
With that, we certainly appreciate your time and attention this morning. Mike and I are happy to take any and all of your questions. So, Operator, could you see if there are any questions, please?
QUESTION AND ANSWER
Operator
Certainly.
(Operator Instructions)
Your first question is from the line of Will Marks with JMP Securities. Please proceed.
Will Marks — JMP Securities — Analyst
Thanks. Good morning, Tom. Good morning, Mike.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Hi, Will. How are you?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Good morning, Will.
Will Marks — JMP Securities — Analyst
Fine, thank you. I have a few questions, here. One, do you mind giving me the exact sales-and-leasing numbers for the quarter, as well as, I guess, the other line which, I think, combined, would add up to transaction revenues?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, so, Will, sales and leasing were 89% of the total and, then, the other was 11%, both for the quarter and the year.
Will Marks — JMP Securities — Analyst
Okay.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Mike Rispoli — Grubb & Ellis — EVP, CFO
And the sales was 28% of the total. And the leasing was 61% of the total revenue for the quarter.
Will Marks — JMP Securities — Analyst
Sorry — leasing was what percent?
Mike Rispoli — Grubb & Ellis — EVP, CFO
61%.
Will Marks — JMP Securities — Analyst
61% — okay. Okay. And, then, on the asset — so you sold that asset? It wasn’t handed back to the — to (inaudible)?
Mike Rispoli — Grubb & Ellis — EVP, CFO
That’s correct, Will.
Will Marks — JMP Securities — Analyst
And was there any equity value?
Mike Rispoli — Grubb & Ellis — EVP, CFO
It was basically sold at the debt amount, Will.
Will Marks — JMP Securities — Analyst
Okay. Okay, and the other asset — we shouldn’t assume that there’s any equity value at this point, right?
Mike Rispoli — Grubb & Ellis — EVP, CFO
I think that’s a fair assumption, Will.
So the Company as a whole has one remaining asset on its balance sheet — Galleria Centre, which is in Atlanta, Georgia. And I think that’s fair to see. But it does — it’s the only remaining asset on the balance sheet. With the sale of Avalon during the quarter, we obviously reduced the non-recourse debt on the Company’s balance sheet by $37 million.
Will Marks — JMP Securities — Analyst
Okay, great. Now, looking ahead, in terms of the — starting with some costs — it looks like the commissions or the percent of transaction revenues dropped a little bit from mid 75.5% to 74.5% — something like that. What do you expect the trend to be for that? Should it be kind of flat as brokers make more money? Is the payout higher?
Mike Rispoli — Grubb & Ellis — EVP, CFO
We saw a lower gross margin in the TS business in the fourth quarter than we’ve historically seen. For the year, it’s about 34%, which is about a point lower than what our normal models would show. What we really saw this year was the highest producing brokers generating a significant portion of the revenue, and as we got to the end of the year, getting into the higher end of the brackets.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
We think that as the market normalizes, continues to grow, into 2011, we’ll see more even production. So we’ll see more production from the lower-end brokers, continued strong production from the higher-end brokers. And we should get back to that 34% to 35% range overall for moving forward.
Will Marks — JMP Securities — Analyst
Okay. All right, and then, on some of the other cost lines, just to — compensation cost line — and what kind of trend should we expect there?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, I think that, just from a sort of a big-picture perspective on the expenses, Will, what we saw this year was — we took out about $20 million of costs, which we saw a $15 million benefit in 2010. So offsetting that was about $6 million in costs related to the growth initiatives. So that’s some of the new offices, as well as the startup of the Landauer business. And, then, we also saw $6 million in incremental costs related to Daymark. And that’s primarily legal costs and costs related to getting that segment up and running.
I think, going forward, we’ll probably see some additional costs coming in as we continue to grow Landauer; probably along the lines of maybe $0.5 million a quarter, as we get that business up and running. But it’s pretty much up and operational at this point. And we started to see revenue come in in December. If you remember, we started that business in late September, early October. So that’s moving in the right direction.
Will Marks — JMP Securities — Analyst
Where is the $6 million from Daymark? Is that in several lines? Is it all fourth-quarter?
Mike Rispoli — Grubb & Ellis — EVP, CFO
It’s in several lines. A lot of it you’ll see in the G&A. So if you look at the G&A costs, they’re up — rough, round numbers — from $2 million to $7 million year over year. The headcount’s been pretty steady to down.
Will Marks — JMP Securities — Analyst
So, fourth quarter, the — if I’m reading correctly — is $21 million of G&A? That was inflated by Daymark?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes. If you look on table four, we have the segment information. And you’ll see Daymark G&A was up from $870,000 in the prior-year quarter to $3.8 million in the current-year quarter, 2010.
Will Marks — JMP Securities — Analyst
Okay. Yes, okay. All right, that’s helpful. Okay, and then I guess I have a good sense on the revenue side. Maybe just on big picture — I know you’re not giving guidance, and you’ve helped us with the various areas of the business and looking forward, but here you’ve had a $20 million EBITDA loss for the year, and it was an improvement. But you have $15 million or plus of fixed costs to cover. And how should we be thinking about the viability of the business model?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Well, I’ll take the first stab, and then maybe Tom will jump in. But I think that, certainly — that we believe the business model is very viable. We saw a good improvement in the Transaction business in 2010. We think we’ll continue to see top-line improvement and we’ll get more of that to the bottom line in 2011, particularly as the Landauer business starts to ramp up, as we see margins steady out a bit.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Certainly, using a lot of that revenue growth and improvement in the Investment Management business in 2010, we’re expecting the REIT performance to continue to improve as we move through 2011. As Tom mentioned, the equity raise — we came into 2010 with essentially zero on a daily basis, exited December with about $1 million per day coming into that REIT. And we think that’s going to continue to improve.
So we think that the combination of continued top-line growth in the Transaction business, continued steady performance in the Management Services business, and a continued ramp — which we’ve seen throughout 2010, in the non-traded REIT — as well as continued cost controls — as you can see, in Corporate Overhead, we took the cost down about $10 million in 2010. We still feel good about keeping those costs down and even getting them down a little bit further. We think that all translates into profitability.
Thomas D’Arcy — Grubb & Ellis — President, CEO
And, Will, just let me add — obviously, during 2010, we grew our revenue, which was obviously a positive factor for the Company. We’ve also seen an improvement in the overall market conditions, and we expect that trend to continue. Obviously, the challenge we’ve had is creating margin in the different business lines. And one of the things we’ve been focusing on is entering into new businesses which have higher margin. That’s the Debt and Equity business, the Valuation business, as well as a renewed focus on — a more intense focus on the Investment Management business through our non-traded REIT. Each of those business lines had higher margins than certain of our other segments.
We’re also intently focused on our Management business in terms of growing annuitized contractual revenue and making progress there. You saw some new wins in the fourth quarter. You also saw our alliance with Manhattan.
But, to be clear, we know we have more work to do. We know that, as a company, we need to generate a sustainable margin and profitability in all lines of our businesses, and so we’re hard at work taking a look at the overall cost structure of the Company. We believe that the investments that we made during 2009 and 2010 build — point the Company in the right direction for 2011 and beyond. We think that there’s not a lot of those expenses that need to be recurring — that we have made significant investments in the platform that we can now harvest on a go-forward basis.
And I think it’s a fair question, Will, but we fundamentally believe that the business model is sound, as we talked about in the prepared remarks — the domestically focused US-centric full-service real estate company, with the platform that we have in an improving market, with the more-productive brokers that we’ve added — we think they’re going to translate into profitability. But your question is a fair one.
Will Marks — JMP Securities — Analyst
Okay, thanks. And actually, I’ll leave it at that — appreciate it.
Mike Rispoli — Grubb & Ellis — EVP, CFO
Thanks, Will.
Operator
Your next question is from the line of Brandon Dobell with William Blair.
Please proceed.
Brandon Dobell — William Blair & Company — Analyst
Hi, guys. Good morning.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Brandon, how are you?

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Mike Rispoli — Grubb & Ellis — EVP, CFO
Good morning, Brandon.
Brandon Dobell — William Blair & Company — Analyst
Very well, thanks. A couple of different angles, here — I think Mike, in the past, we’ve talked about kind of either an inflection point for profitability within Investment Management, or a place where you guys get really comfortable on kind of the trajectory on profit. And I think that was around $1 million a day, but I want to make sure that I’m thinking about that the right way — that it wasn’t a higher number where you start to really start to generate some nice, incremental profits on that business.
Thomas D’Arcy — Grubb & Ellis — President, CEO
I think, Brandon — this is Tom. So we made a couple of changed in the Investment Management business. One is, obviously, the Apartment REIT is no longer part of the platform. That was a — that, actually, was a negative from an EBITDA perspective. We’ve also exited some of the private-client businesses and now focused on the Healthcare REIT itself.
Breakeven in that business is approximately $800,000 a day in equity raised. That number actually turns down over time as you build AUM and have annuitized revenue from the management stream associated with the program.
Our Healthcare REIT, we couldn’t be prouder of. The folks that are working on that have done an incredible job building dividend coverage, providing full transparency from an investor perspective. I fundamentally believe that it has the opportunity to be the best-performing non-traded REIT on a go-forward basis.
So I think when you look at the business model there, $800,000 a day equity rates at the beginning, scales down over time. We raised $1 million a day in December. That product is ramping as the investment — the broker-dealer community recognizes the attractiveness of the program.
So, from my perspective, I think we’re exceedingly well positioned in the Investment Management business through the non-traded REIT, and actually feel really good about the 2011 and beyond for that.
Brandon Dobell — William Blair & Company — Analyst
Okay.
You mentioned, obviously, continued seasonality with the first quarter. But within the Transaction business, how has that trended so far here in early ‘11? Are you satisfied with, I guess, a couple things — one being momentum from the non-highest-producing brokers — it’s either that or a continuation of the trends you saw in the fourth quarter.
Thomas D’Arcy — Grubb & Ellis — President, CEO
I think we are, Brandon. Obviously, as you rightly pointed out, the business is seasonal. So the first quarter and the second quarter is — obviously, it builds throughout the year. We’ve seen no indication that the market’s not continuing to improve and that our brokers are not being productive. We obviously don’t provide guidance in 2011, but I think we feel pretty good that the momentum we’ve seen in the market is continuing.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Brandon Dobell — William Blair & Company — Analyst
Okay.
And, then, Mike, you talked a little bit about potentially pushing down the G&A costs even a little bit more this year — maybe some sense of where that may come from? Or is it just from efforts you’ve made in separating out Daymark or the Apartment REIT — the things that may lower the corporate structure — or are there new efforts that may get pushed through to lower that G&A number?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, I think that throughout 2010 we were pretty intently focused on the corporate overhead number.
Brandon Dobell — William Blair & Company — Analyst
Okay.
Mike Rispoli — Grubb & Ellis — EVP, CFO
We took it down about $10 million in 2010. And that, obviously, was happening incrementally throughout the year. So we think we’ll get a couple million dollars additional benefit in 2011, just from the actions that we’ve already taken. I think Tom also mentioned we’re obviously looking pretty hard at our overall cost structure and trying to get more of that top-line growth to the bottom line.
Brandon Dobell — William Blair & Company — Analyst
Okay, fair enough.
Then, within the Transaction business, how do we think about the exposure or your opportunity in a couple of areas — one being multifamily and second being kind of the debt-origination, note-sales, debt-placement — kind of more of the investment-banking as opposed to the property-sale opportunity? How do we think about your exposure there, and is that an area where you think you’ve got the right people, enough people, or maybe not?
Thomas D’Arcy — Grubb & Ellis — President, CEO
I think, Brandon, on the — for the second question, obviously, our Debt and Equity team, led by Jeff Majewski — Jeff is a well-regarded industry professional who joined us last year to lead that group. That’s 16 professionals strong, highly productive Debt and Equity team that are hard at work in the marketplace today. So we feel very good about our position there and very good about the expected growth out of that segment.
We also have a very strong FSAM effort, led by Conrad Anderson, who is a deeply experienced professional in that space. That’s our Financial Service Asset Management Company. Those guys are hard at work with special services, financial institutions — really involved in troubled assets, as well as portfolio restructuring. So we clearly have some running room in both of those segments, but we believe we’re well positioned to grow there. And I feel pretty comfortable that we will get our share of the market.
And I think you rightly point out the fact that that’s a growth area for 2011. And our view is we’ll get our share of that growth.
Brandon Dobell — William Blair & Company — Analyst
That’s fair enough.
And the final question from me — within Management Services, any commentary on how the pricing or deal structure has trended the last kind of three, four, five months? Are you finding that you’ve got a better opportunity to get the price points you want or the margin structure you want? Or is the market kind of consolidating so much that there’s a lot more price pressure than you expected?

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Thomas D’Arcy — Grubb & Ellis — President, CEO
I wouldn’t say in the last three or four months we’ve seen anything of trend. But, clearly, that’s a competitive space, as you well know. There’s good, solid competitors competing for assignments all the time. I think the win that we announced this quarter, which is a 10-plus-million-square-foot win by a Fortune 100 financial institution, shows pretty well that we can be competitive within that space.
Additionally, the Manhattan alliance, which is really a bridge between technology and service, we think, is an incredibly exciting opportunity for us to leverage the talent at the growth — the talent at the Grubb level with a technology partner that’s best in class. So we’re working hard at that space. We’re going to expand our square footage both on the property-management side, now led by [Karen Witt], as well as on the Facilities Management side.
So it is a competitive business; always has been a competitive business. But there’s an acceptable margin in that business, and we’ll continue to — we believe — continue hard to compete in that space.
Brandon Dobell — William Blair & Company — Analyst
That’s great. Thanks — appreciate it.
Operator
(Operator Instructions)
And the next question is from the line of Ed Antoian with Chartwell.
Please proceed.
Ed Antoian — Chartwell Invest Partners L.P. — Analyst
Hi, guys. If you could stay on Management Services just for a second, can you give us any kind of feel for kind of revenue run rate? You tell us that the MSF is up, but kind of — we know what the quarter was — but what kind of run rate we’re leaving the quarter with?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, hi, Ed. This is Mike.
I would say that we lost some fairly large Facilities Management accounts middle of 2010, which we have been — which we’ve talked about. We replaced that with, I’d say, some less profitable business. But, overall, square feet is up. I think there’s always a little bit of an additional amount of revenue in the fourth quarter as the Company earns bonuses and things of that nature on certain accounts. So I think the fourth quarter is generally a good run rate, less a few million dollars for what I’ll call fourth quarter or year-end ramp-up.
Ed Antoian — Chartwell Invest Partners L.P. — Analyst
Okay. All right, thanks.
Operator
Your next question is from the line of — oh, we have a follow-up, actually, from the line of Will Marks with JMP Securities.
Please proceed.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Will Marks — JMP Securities — Analyst
Thanks. Mike, what about on Daymark in terms of run rate of that business? Is it — is this something because there’s not a lot of 1031 — this new business — is this — are we going to see the revenues drop over time?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Will, on Daymark, obviously, the origination of the tenant-in-common business is, essentially, stopped, right? So what was a $4 billion business in 2007 is now probably $100 million a year from an equity-raise perspective. So, from a Daymark’s perspective, the focus clearly is not on new origination. It’s asset management and leasing of our very large portfolio — as we mentioned, 8,700 multifamily — 33 million square feet of commercial space. Additionally, we think there’s a meaningful opportunity to generate revenue by bringing capital to the highly undercapitalized TIC industry. The TIC industry itself is in a fair amount of distress currently. That’s a $15 billion to $20 billion asset business, of which our portfolio represents approximately $4 billion at original cost.
So the challenge of the TIC industry is it’s very difficult to bring incremental capital to the table in the programs. And so FBR is going to be hard at work with Daymark, sourcing third-party capital to help these TIC investors kind of bridge to the other side of what, obviously, has been a challenge commercial real estate market. So I think, from a revenue-model perspective, the focus really is on asset management of a large portfolio, and then working with third-party capital to try to bring new capital to the industry itself. But it won’t be in the form of new origination.
Will Marks — JMP Securities — Analyst
Great, thanks. And then the final question is just on the Healthcare REIT — you mentioned December run rate. What about January? Or maybe you did mentioned it and I missed it.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Yes, we haven’t disclosed January, Will. I mean the only thing I can tell you, speaking generally, is that we feel very confident in the run rate of that REIT. I think when you look at the industry itself, for 2010, the non-traded REIT industry will have raised something like $8 billion, we think. Third-party experts believe that the run rate will be up in 2011. But, now, there is a lot of competition in that space. But you’re already starting to see some fallout. It’s the 80-20 rule on that business, obviously, and we think that that Grubb & Ellis Healthcare II is very well positioned. And we’ll certainly get our share of the market from perspective in 2010.
I’m not sure exactly when the REIT will put out publicly — the next publicly available filing on equity raised, but I can tell you we feel good about the equity raised.
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, and Will, I’ll add to that — that in the fourth quarter, what you saw from the Healthcare REIT was about $47.9 million of equity raised out of a total $51 million that we had in the quarter. So that was a 42% sequential improvement from the third quarter — roughly $800,000 a day throughout the whole quarter — $1 million a day or close thereto in December. And we think that that’s going to continue to improve on a sequential basis.
Will Marks — JMP Securities — Analyst
Okay. All right. That’s all for me, thank you.
Mike Rispoli — Grubb & Ellis — EVP, CFO
Thanks, Will.
Operator
Your next question is from the line of [Ned Smith] with North River Capital.
Please proceed.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Ned Smith — North River Capital — Analyst
Hi. Thank you.
You may have answered this indirectly, but I’m just kind of looking at the market capitalization of the Company and the capital structure. And I know that you were very aggressive in hiring apparently pretty talented people last year. Do I assume safely that you’re going to continue to be aggressive and try to capture market share of the leasing-and-sales marketplace this year? Have you been gaining share market by market? And what’s your vision of that business two or three years out? Is it going to generate a higher return that will get some momentum to the valuation of your shares, hopefully?
Thomas D’Arcy — Grubb & Ellis — President, CEO
Ned, I certainly — I appreciate the question. It’s a thoughtful question. I think, from a market-share perspective, when we look at our share of both the leasing-and-sales growth vis-a-vis our competitors, we believe that we’re on — we’re keeping par with our competitors from a market-share perspective.
I think one of the terrific things that Jack Van Berkel has done over the last two years — has really brought talented brokers onto the Grubb platform. When you bring talented brokers onto a platform, it creates energy and momentum within the organization. I think that’s what you’ve seen in the 45% increase in Transaction Service revenue for the year.
What Mike and I have been talking about today is the challenge now of generating that revenue growth into margin — into EBITDA margin. And that’s what we’re hard at work on with our new growth initiatives, as well as our cost-containment efforts, as well as the restructuring that we’re doing in the management ranks.
So I can tell you that, today, Grubb, with 920 owned brokers — 1,600 owned and affiliate brokers — it’s a strong sales force. The market is still beginning to recover. If you think about 2009 when the Company did $173 million of TS revenue, that was the lowest revenue perhaps the Company had done in 15 — something like that. And we’re just beginning to see that recovery from $173 million to $239 million in that business.
We believe that the market continues to grow. We believe that the talent we’ve added to that platform will capture an increasing share of that market. So obviously the Transaction business is a business which is a key driver for us. And we feel good about our position. We’re hard at work making sure that we’re providing the tools and the resources necessary for our brokerage professionals to compete in the marketplace. And, then, we need to translate that there productivity into EBITDA for the Company.
Ned Smith — North River Capital — Analyst
Okay. That’s a good, constructive answer. Just a couple of quick things and — if you take the transactions that you’ve done after year end, what is your cash and debt right now? And, then, I just wanted to kind of get some clarity on the EBITDA comments you made for 2011 — specifically, if I understand it, you expect — you were guiding or you were commenting to the effect of a negative EBITDA comparison in the first half, but probably a positive EBITDA comparison in the second half? Did I hear that right, or maybe you can reconstruct that for me?
Mike Rispoli — Grubb & Ellis — EVP, CFO
I’ll take the second question first. So from a guidance perspective, we did not provide guidance — earnings guidance — for 2011. I think the general comment that was made was that on an historical basis, this is a seasonal business with the first half of the year generally lower than the back half of the year. But that was the extent of the guidance we provided for —
Ned Smith — North River Capital — Analyst
Got you there. Okay.

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Mike Rispoli — Grubb & Ellis — EVP, CFO
On a cash basis, obviously the cash on the balance sheet at the end of the year was approximately $31 million. And obviously that’s the extent of the public information we have from a cash perspective.
Ned Smith — North River Capital — Analyst
But you did indicate some transactions after year end. I thought — maybe I didn’t understand it right.
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, the —
Ned Smith — North River Capital — Analyst
Yes, go ahead.
Mike Rispoli — Grubb & Ellis — EVP, CFO
The transaction after year end was the sale of a note that was on our balance sheet which added about $6 million of net proceeds.
Ned Smith — North River Capital — Analyst
Okay.
All right, so your debt is about the same as year end and your cash is up a little bit?
Mike Rispoli — Grubb & Ellis — EVP, CFO
Yes, I think that — I think the comment we made is that the cash on the balance sheet plus the $6 million in proceeds is sufficient to run our business for 2011.
Ned Smith — North River Capital — Analyst
Right. Okay, very good. Thank you.
Operator
Your next question is from the line of [Daniel Cordello] with Denver Equity. Please proceed.
Daniel Cordello — Denver Equity — Analyst
Good morning, gentlemen. My question follows up on, really, the last question — if you could speak a bit more towards the liquidity of the Company. Can you speak about whether or not there is an intent either to be a bit more aggressive with asset diversities or either raising equity capital for the Company? What might be done in addition to the $6 million note sale to augment and improve the cash position for the Company?

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Final Transcript
Feb 15, 2011 / 03:30PM GMT, GBE — Q4 2010 Grubb & Ellis Earnings Conference Call
Thomas D’Arcy — Grubb & Ellis — President, CEO
So I think — and as we talked — we ended the year with $31 million worth of cash. There was — we had been monetizing assets from the balance sheet — obviously the sale of the Apartment note was part of that effort. And with that level of cash, we believe we have sufficient cash to run the business for 2011. Obviously, if there was the right opportunity for the right transaction — every company always would want more cash resources. But I think, generally, we’re comfortable with the level of cash given the business plan that we’re operating under for 2011.
I think one of the things that — bear in mind — is that we’ve invested heavily in the platform over the past two years by adding brokers, building new businesses, adding technology. This was all geared towards creating sustainable growth on a go-forward basis. So we certainly don’t believe that the level of investment that we’ve made over the past two years is necessary on a go-forward basis. We’ll obviously invest opportunistically, but we believe that the investments that have been made will pay benefits on a go-forward basis. And, really, it’s the charge of management now to take those investments and turn it into sustained profitability.
Daniel Cordello — Denver Equity — Analyst
Very well. That’s fair. Thank you.
Operator
(Operator Instructions)
Looks like we have no other questions today. I’d like to turn the call over to Mr. D’Arcy again.
Thomas D’Arcy — Grubb & Ellis — President, CEO
Well, thank you, Operator. And I certainly would like to thank everyone for participating in today’s call, and your interest in our Company. We’re around all day and, obviously, we’re always happy to speak with investors. So thank you for your interest in our company. I look forward to speaking with you again when we release our first-quarter results. And, once again, thank you for your interest in the Grubb & Ellis Company.
Operator
Ladies and gentlemen, that concludes today’s conference. Thank you for participating. You may now disconnect. Everyone, have a great day.
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